Exhibit 10.45

Alipay Merchant Service Agreement

Party A:

Contact address:

Contact:	Contact No.:

Postal:	Designated website:

Industry/Business scope:	(required) Non-banking financial institutions or engaging in financial services

Application scenarios of Alipay services:	(required) Party A is a legitimate non-banking financial institutions. Party B provides a solution of online funding channels by settling the payment (fund collected by Party B) from users of Party B’s website to Party A and Party A’s merchants into the bank account designated by Party A.

Party B: Alipay.com Co., Ltd.

Contact address:	Floor 2, Building B, Huanglong Times Square, No. 18, Wantang Road, Hangzhou

Contact:	Contact No.:

WHEREAS:

(1) Party A is a financial institution or is engaging in financial services, including insurance, funds, securities and credit and loan business; therefore, Party A cannot open a payment account on Party B’s website;

(2) Party A appoints Party B to provide fund collecting service and Party B will settle the payment into the bank account designated by Party A.

NOW THEREFORE, the Parties hereby enter into this agreement.

Articles of Specific Products

Merchant withholding service
Alipay membership number and number for using the service:

Service overview	The service supports the instant payment transaction method. Party B, with the authorization of Party A’s user and according to the instructions from Party A, shall deduct a designated amount of money from Party A’s user’s Alipay account or its corresponding bank account with the card function and bank account with the shortcut payment function and transfer it to a bank account designated by Party A.
Service rules

1. In the instant payment transaction mode, once the payer has confirmed the payment, the payment shall be transferred immediately into the payee’s bank account. Party B shall not provide intermediary services and all risks and liabilities shall be resolved and borne by the payer and payee themselves.

2. This service is based on the fact that Party A and Party A’s users have actual business and Party A and Party B have respectively obtained the authorization of Party A’s users for sending and executing debit orders. Party A shall be responsible for the authenticity of the business and the authenticity of authorizations to send debit orders. Party A shall ensure that Party A’s users and Party A as well Party B have signed a withholding service agreement, and authorize Party B to carry out the withholding order sent by Party A.

3. Party A can only focus on its users who have signed a withholding service agreement with Party B. Party A shall send withholding instructions for trade orders made in Party A’s wireless client or other wireless clients approved by Party A. The amount of withholding required by the withholding instructions cannot exceed the trade order’s amount. The receiving account under the withholding instruction needs to be the bank account designated by Party A.

4. In this service, Party B is only an authorized executor of instructions. Unless Party B fails to operate in accordance with the authorization of Party A’s users and Party A’s instructions, or operate the instructions wrongly, Party B shall not be responsible for any loss and liability caused by this service. Such losses and responsibilities shall be settled by Party A and Party A’s users through negotiation.

5. Based on the actual needs of risk control of both Parties, Party B shall have the right to adjust the maximum daily amount deducted from Party A’s users.

6. Party A’s use of this service is limited to sales of business items under its covenant. Party A shall bear all responsibility and loss incurred from using the service beyond this scope of business; if any losses have been suffered by Party B, Party A shall fully compensate Party B and Party B has the right to terminate the service without bearing any liability therefor.

7. Party B has the right to control and adjust the amount of a single transaction and Party A shall actively cooperate. Party A shall be responsible for any disputes and losses arising from failure to complete a payment because Party A’s users have exceeded the limit of a single transaction.

8. This service supports a refund. The specific service type or refund period cycle is subject to Party B’s actual support.

When Party A is using the refund service function, the refund’s corresponding transaction amount upon completion of the initial transaction is still included in the transaction volume; the relevant transaction amount during the refund process shall not be included in the transaction volume and corresponding software service fees shall not be charged upon refunding.

Service fee	[REDACTED][1]% of the transaction volume of a single transaction;
∎ Party B shall immediately deduct the withholding when the withholding orders have been completed.

[1]	Confidential treatment requested

Basic Articles

Article 1    Relevant definitions

Unless the context otherwise specifies, the following terms used in this agreement shall have the following meanings:

1.1	Alipay Service: It refers to services Party B shall provide for Party A and Party A’s merchants in accordance with the terms and conditions of this agreement and the service types chosen by Party A.

1.2	Website of Party A: It shall include but shall not be limited to the websites of Party A (PC and wireless), Party A client and H5 page of Party A.

1.3	Alipay business tool interface (hereinafter referred to as the “interface”): It refers to the software interface of the Alipay software system developed by Party B. After Party A and Party A’s merchants have achieved an effective connection with the software interface, the website of Party A and Party A’s merchants shall be accessible to Alipay services. “Alipay business tool interface” has a cooperative identification code, which is used to identify the transactional volume of Alipay services used by Party A (including Party A merchants). Party A’s cooperative identification code is Party A’s identity code (i.e. Party A’s PID).

1.4	Instant arrival service: Party B shall not provide intermediary services of Alipay. All risks and liabilities shall be resolved and borne by the payer and payee themselves. Payment shall be transferred into the payee’s account upon the payer’s confirmation. If Party A is a merchant, the payment will be transferred into Party A’s Alipay account; if Party A is a financial institutions or conduct financial services, the payment will be transferred into Party A’s bank account. Based on whether a refund function is included in the instant arrival interface or not, the distinction shall be made between the ordinary instant arrival interface (no refund function) and the advanced instant arrival interface (including refund function).

1.5	Shortcut payment service (including debit card shortcut payment service and credit card shortcut payment service): Party A’s and Party A’s merchants’ user shall submit the relevant bank card information to Party B’s system. Party B shall assist Party A’s and Party A’s merchants’ users in completing the payment service to Party A.

1.6	Small-sum shortcut payment service: it consists of one of the shortcut payment services having a single payment, daily payment and monthly payment amount of less than five hundred yuan (including 500 yuan). Where Party A and Party A’s merchants have subscribed for the instant arrival service but have not yet subscribed for the shortcut payment service and simultaneously subscribed for the small-sum shortcut payment service (including debit card shortcut payment service and credit card shortcut payment service), the content and rules of the service shall be described in detail under the relevant agreement on shortcut payments; small-sum shortcut payments enjoy the same rate as payments made through Alipay account balance. However, Party B is entitled to terminate the provision of small-sum shortcut payment services in accordance with the needs of its own business development and risk prevention.

1.7	Transaction volume: It refers to the amount of transactions completed through Party A’ s chosen service types for Alipay services as calculated by the Alipay software system (including but not limited to the purchase price and freight). Party B shall use the software system and calculate all valid transaction volume containing Party A’s “cooperation identification code” using the Alipay service through the “Alipay merchant tool interface” (The validity of transaction volume is subject to Party B’s discretion). Such transaction volume shall serve as the basis on which Party B collects charges from Party A. If a transaction is set up during the valid term of the agreement which transaction will be completed after the agreement’s expiry, the corresponding transaction amount shall be included in the transaction volume. This transaction amount shall be included in the transaction volume stipulated in an extension agreement signed by both Parties. Where both Parties have not re-signed an agreement, Party A shall pay software service fees to Party B at [REDACTED][2] percent of the transaction amount of each transaction.

1.8	Users: It refers to the users using Party B’s service who conduct transactions with Party A or Party A merchants.

1.9	Party A merchant: It refers to natural persons, legal persons or other organizations that use the system and/or platform supplied by Party A and on the system and/or platform conduct transactions as well as directly using Alipay’s services through Party A or using Alipay payment services recommended by Party A.

1.10	Unauthorized transactions: It refers to Party A’ users without the authorization of the bank card cardholder (including debit card and credit card, etc.), or Alipay account/membership number holders using a bank card or Alipay account/membership number, completing a transaction with Party A or Party A merchants through the Alipay service.

Article 2    Service content

2.1	Party B shall provide the following services for Party A:

2.1.1	Security encryption

Party B shall provide 128-bit network transmission encryption channels of high quality for Party A using Party B’s service. Party B shall provide Party A with such services as interface specifications for information transmission, the security transfer protocol of the configuration, and permission settings of back-end management etc.

2.1.2	The Alipay service agreed upon under Article 1.1 herein

2.1.3	Providing online inquiry services

Party B shall provide Party A with an online inquiry function for transaction information and services for managing and inquiring information as to Alipay membership number. These services shall be accessible for inquiries by Party A twenty-four hours a day. Related transaction dates and transaction amounts can be accessed through this inquiry service.

[2]	Confidential treatment requested

Article 3 Rights and obligations

3.1	Rights and obligations of Party A

3.1.1	Party A shall ensure it has the authorization, license, approval and qualifications to operate, sign and perform the agreement. Party A shall provide Party B with information such as identity and business information (including, but not limited to, all the business licenses and administrative examination and approval documents required by Party A). In case of any change of the above information, Party A shall promptly submit to Party B the information after the change. Before verifying the modified information, Party B may completely act on the information prior to the modification, and all risks arising therefrom shall be borne by Party A. Party A shall bear all risks and liabilities arising from mistakenly sending, blurry, inaccuracy, inauthenticity, untimeliness and incompleteness of the above-mentioned information.

3.1.2	Party A shall bear such responsibilities as complaints, returns, disputes and penalties etc. arising from Party A’s breach of contract and tort or (including false, outdated and non-detailed transaction information of Party A). Should any loss be caused to Party B, Party B shall have the right to recover losses from Party A, and shall have the right to prematurely terminate or suspend all or part of the agreements signed by both Parties.

3.1.3	Party A shall truthfully describe Alipay services to users. Part A shall accurately guide its users to enter the Alipay software system to submit service requests. Party A shall not in the name of Party A obtain Party B’s service for others. Without the written consent of Party B, Party A shall not use Alipay services on other websites not designated by Party A at the beginning hereof. Party A shall not, by any means, provide a third party with interface technology, security protocols and certificates offered by Party B.

3.1.4	Party A shall properly keep the business license, the identity documents of the legal representative and other documentary information, Alipay membership number, password and (or) digital certificate, mobile phones associated with Alipay membership number, interface permissions etc. Party B recognizes Party A’s identity and instructions through its Alipay membership number, password and (or) digital certificate or interface. All operations whereby all of Party A’s Alipay membership number, password and (or) digital certificate or interface are used shall be regarded as the operation of Party A. If Party A’s Alipay account, password and (or) digital certificate are lost, disclosed or stolen, or the interface is stolen, the losses caused thereby shall be borne by Party A alone. The instructions of any Party A’s Alipay membership number, password and (or) digital certificate or interface sent to Party B for use shall constitute irrevocable instructions. Party B shall not assume any responsibility for operation in accordance with instructions and the consequences.

3.1.5	With the consent of Party A, Party B has the right to offer relevant information to its cooperative banks and government regulatory departments for verification in accordance with laws, regulations, and basic requirements of government regulatory departments and/or Party B’s necessary cooperation with banks for achieving the Alipay service. The specific information in need of verification is subject to the requirements of Party B’s cooperative banks and government regulatory departments.

3.1.6	Party A shall make an effective connection with the Alipay software system provided by Party B to identify software programs for various payment transaction status information in the Alipay software system, to ensure that the transaction process can be completed. The software programs include but shall not be limited to order processing, receipt confirmation or service provision.

3.1.7	Party A covenants that the transactions between Party A and users as well as its use of the Alipay service shall comply with laws and regulations as well as regulatory documents. Party A shall accept and comply with the “Alipay service agreement” posted on Party B’s websites and relevant management rules and relevant operating provisions.

3.1.8	With the consent of Party A, if Party A’s websites (including website systems) have unsafe factors (including website loopholes, implanted trojan virus or other malware etc.) and may affect the interests of Party B or users, Party B has the right to ask Party A to eliminate the unsafe factors. If Party A infringes upon the lawful rights and interests of Party B and its affiliated group (including but not limited to goodwill and intellectual property rights), Party B shall have the right to request Party A to immediately stop the infringement. If Party A does not eliminate the unsafe factors and stop the infringement after receiving a notice from Party B, Party B has the right to prematurely terminate or suspend all or part of the agreements signed by both Parties.

3.1.9	Party A shall properly keep all receipts related to transactions on Party A’s website, including but not limited to logistics delivery documents, consignee receipts, delivery addresses, consignee names, contact information and transaction order numbers etc.

3.1.10	Party A shall not store users’ sensitive bank card information by any means, including but not limited to magnetic track information, chip information, verification code, period of validity and password of bank card, or Party B has the right to prematurely terminate or suspend all or part of the agreement signed by both Parties.

3.1.11	During the valid term of this agreement and within two years after the expiration of this agreement, if bank card holders or Alipay account/membership number holders dispute transactions as non-authorized, Party A shall provide relevant transaction receipts referred to under article 3.9.1 herein within five working days after receiving a notice from Party B at Party B’s request. If Party A fails to or is not willing to provide the above-mentioned receipt within the specified time limit, or the provided receipts are identified by the cooperative banks, the judiciary or a third-party accreditation body as false or invalid, or upon receipt of Party B’s notice that it has not timely stopped suspicious transactions and controlled the corresponding funds, causing losses to Party B, Party A shall be liable to Party B for the damages.

3.1.12	When Party A is in the process of using shortcut payment services, if Party B requests (including by written notice, mail notice and regular rules announced by Party B etc.) that Party A must have two different Alipay membership numbers in the sales of real and virtual commodities, Party A shall ensure that the intended goods services are consistent with the actual situations, otherwise the consequences shall be borne by Party A alone. Party B has the right to prematurely suspend or terminate all or part of the agreement signed by both Parties. Party A shall be liable for all losses caused to Party B (including but not limited to economic losses, loss of goodwill, and compensation to any third party or administrative penalty).

3.1.13	Party A shall agree that Party B has the right, on basis of any requirement from cooperative banks, relevant regulatory authorities and judicial organs or the needs of risk prevention, to terminate or suspend its Alipay services made available to Party A or adjust the payment limit or delay funding settlement, but Party B shall promptly notify Party A.

3.1.14	Party A shall carry out safety cooperation with Party B within a reasonable period after the service has commenced. The details shall be agreed upon by both Parties. Party A has the obligation to take measures to prevent and safeguard against disposal of stolen goods and risks of third party fraud, including but not limited to that Party A shall analyze and monitor abnormal transactions, cooperate with Party B in investigating transactions and provide relevant transaction information according to Party B’s requirements.

3.1.15	When Party A receives feedback that instructions are being processed by Party B’s software system, unless Party B’s software system gives clear feedback as to the success or failure of the instruction processing, Party A shall re-confirm the status of the batch processing instruction through the inquiry system provided by Party B to decide whether to re-send the instructions or not. If Party A fails to operate in accordance with the provisions of this article, all losses, claims and complaints arising from the excess payment or repeated withdrawal and deduction shall be borne and resolved by Party A, and Party B shall not assume any responsibility therefor.

3.1.16	Some of the Alipay services support refund function. The specific supported service types and refund period cycle (i.e. What’s the time limit in which Party A may initiate a refund to users on the basis of the original transaction) shall be subject to Party B’s support. Unless otherwise agreed by both Parties, when Party A is using the refund function of the interface, the software service fees collected upon the completion of the initial transaction for the corresponding refund transaction shall not be returned. The software service fee shall not be charged upon refunding.

3.2	Party B’s rights and obligations

3.2.1	Party B shall be responsible for the construction, operation and management of the Alipay software system, ensuring to provide services for Party A in accordance with the provisions of this agreement.

3.2.2	Party B shall be responsible for accepting complaints about problems involving the Alipay software system itself and handling disputes created thereby. Party A shall not be liable for any disputes arising thereby.

3.2.3	Party A shall inform Party B if Party A’s Alipay membership number, password and (or) the digital certificate are in fact disclosed or used by an unauthorized person. Party A may submit an application to Party B to suspend the pending payments associated with Party A’s Alipay membership number within a reasonable time. If Party B fails to suspend the payment within a reasonable period upon Party A’s application and causes further loss to Party A, Party B shall compensate Party A for the portion of its direct losses which were thus exacerbated.

3.2.4	Party B shall set up business consultation and contact number to answering all kinds of questions encountered in the use of the Alipay service by Party A and solve relevant problems timely in the process of reconciling data and transferring funds.

3.2.5	Party B has the right, on basis of risk prevention, suspected fraud, cash arbitrage, money laundering, illegal financing and terrorist financing transactions etc., to timely investigate and verify, suspend (terminate) the provision of payment channels to Party A or adjust the user payment limit, delay settlement or terminate the service and other measures.

3.2.6	Party B may suspend or terminate or change all or part of the services in accordance with the needs of the business, such as the adjustment of the funding channels.

Article 4 Confidentiality clause

4.1	Any party (“Recipient”) shall be held accountable for keeping secret the contents of the agreement and the trade and technical secrets of the other party (“Disclosing Party”) learned from the execution of the agreement, including but not limited to content contained in this agreement and any supplementary agreement, other documents produced during the cooperation process, the documents of the disclosing party or its affiliated companies obtained by the recipient, registered membership information and financial information, technical information, business information and customer information, etc. The receiving party shall not disclose or in any way inform the non-contracting parties (including any employees beyond the need of authorization by both Parties) of the contents of the agreement and the trade and technical secrets of the Disclosing Party, or used for other purposes beyond the stipulation of this agreement; except for those that are requested to disclose by laws, regulations or other administrative regulations, court, the government department or Stock Exchange and other authorities; if the disclosure is needed for other reasons rather than the aforementioned ones, the recipient shall limit the disclosure to the minimum scope required by the order and the relevant provisions. It shall truthfully disclose and may not make false or misleading disclosure. Unless the written and effective order of the authorities has specified the disclosed content, other contents shall be disclosed only with the consent of both Parties. In particular, Party B shall not be bound for the confidentiality clauses of this agreement in the situation where Party B can disclose the information stipulated in the “Alipay service agreement” posted on its website.

4.2	Both parties shall take all reasonable and necessary measures to ensure that they themselves (and their employees) comply with the aforementioned agreement, so as to prevent the received data from being distributed, disseminated, disclosed, copied, abused or known by irrelevant personnel. Both parties shall take reasonable precautions to protect confidential information, which shall be at least as material as the measures taken to protect their own confidential information.

4.3	Without a Party’s written consent, the other Party shall not disclose the contents of the agreement as well as the content of both Parties’ current cooperation and negotiation by the convening of a press conference or by any other means.

4.4	The term of confidentiality shall be valid from the date of signing this contract until three years after the expiration of the contract. Party A and Party B promise to continue to undertake the confidentiality obligations under this article after the termination of this contract. If one party intentionally or negligently divulges the trade secrets and technical secrets and causes losses to the other party, it shall bear the liability for damages.

Article 5 Intellectual property right

5.1.	Party B and its affiliated companies shall have all the rights of their own services and systems in this agreement. During the cooperation between the two parties, with Party B’s prior review and written approval, Party A may use Party B’s or its obligee’s trademark, sign, product or service name, logo and other intellectual property rights on relevant websites and promotional materials for purposes of this agreement. But Party A shall not claim any rights or any challenge, revocation, disagreement or objection to Party B’s or its obligee’s intellectual property rights. If Party A needs to use and display the trademark, sign, product or service name, logo and other intellectual property rights of Party B or its obligee beyond the operation of this agreement, the two parties shall negotiate and sign a relevant agreement. Except for the above circumstances, in this agreement Party B has not granted to Party A a license or transfer of any intellectual property rights explicitly or implicitly; if Party A requires the intellectual property licensing of Party B or its obligee, the license agreement and authorization documents need to be signed. If Party A uses the intellectual property rights of Party B or its obligee without authorization of Party B, or its use violates the guidelines of Party B or its obligee causing an adverse effect, Party B has the right to request Party A to undertake remedial measures within a specified period of time. If Party A fails to remedy before the deadline, Party B has the right to immediately terminate all agreements signed by the two sides and regard Party A’s breach of the agreement as grounds for terminating the agreement. In case of any loss to Party B or any of its obligee, Party A shall bear the corresponding liability for compensation to Party B or its obligee.

5.2	Party A and its affiliates have all the rights of their own services and systems in this agreement. During the cooperation between the two parties, with Party A’s prior review and written approval, for purposes of this agreement, Party B can use Party A’s corresponding intellectual property rights, including but not limited to trademarks, marks, product or service names, logos and other intellectual property rights on a sound basis. But without the authorization of Party A, Party B shall not apply the intellectual property rights of Party A to other occasions beyond the purposes of this agreement.

5.3	Unless with other written consent of both Parties and the prior rights should belong to Party A according to the rules and regulations, Party B shall hold invention, technological improvements, products, services, technology, information, and promotional materials, advertising design, data and other intellectual property rights derived in this agreement, including the text, software, video, pictures, the film, design, graphics, layout, design, advertising and promotional materials, all of the data etc. produced in the performance of the obligations under this agreement.

5.4	Party A agrees to send advertising, marketing or promotional materials or any layout or design containing the intellectual property rights of Party B or its obligee, to Party B for its prior written approval to perform Party A’s obligations under this agreement. The use of all of the above information is limited to the fulfilment of this agreement. Unless otherwise stated in this agreement, Party A agrees that it shall not transfer, copy, alter, change or rewrite the approved and reviewed materials or further create derivative products without the consent of Party B.

Article 6 Termination of agreement

6.1	Should any of the following circumstances occur, the non-breaching party shall have the right to terminate this agreement immediately and require the breaching party to bear liability for breach of contract:

6.1.1	One party is in violation of this agreement and fails to fulfill relevant obligations, and still fails to correct it within seven days after receiving written notice from the other party.

6.1.2	One party is in serious breach of the agreement and the purpose of the agreement cannot be achieved.

6.2	Should any of the following circumstances occur, the agreement shall be terminated immediately, and both Parties shall not be liable for breach of contract:

6.2.1	This agreement expires and the two sides no longer renew it, or both sides agreed to prematurely terminate the agreement.

6.2.2	During the valid term of this agreement, the agreement cannot be fulfilled because of laws and regulations, decrees promulgated and altered by the competent authorities of the state.

6.2.3	During the validity of this agreement, either party notifies the other party to terminate the agreement 10 days prior to the performance of the agreement or/and the business adjustment.

6.3	Both parties shall continue to perform their rights and obligations before the termination of this agreement.

Article 7 Exclusive liability

7.1	In order to efficiently provide services, Party B’s website, client and the Alipay software system shall from time to time be maintained and inspected. Party B will post notice of the same three days in advance. Any service interruption or instability caused thereby is not regarded as a breach by Party B.

7.2	During the valid term of the agreement, if due to legal regulations, the decrees and policies promulgated and altered by national relevant authorities, Party B cannot provide the agreed services, such shall not be regarded as a breach by Party B. Both parties shall change the contents of the agreement in accordance with the relevant laws and policies. If the legal compliance requirements cannot be achieved through the alteration, then proceed in accordance with the agreement of article 6.2.

7.3	The maintenance or instability of the wired or wireless communication system and equipment in communications company, or hacker attacks, or technology adjustment or failure of the power sector, or a bank and other third party’s reason have led to a service interruption or instability of Party B, such shall not be regarded as a breach by Party B. But Party B shall make reasonable efforts to resume normal business service as soon as possible.

Article 8 Force majeure

Due to unforeseen, unavoidable and insurmountable event of force majeure, such as natural disasters (for example typhoon, flood, earthquake etc.), war, strikes, unrest or occurrence of judicial and government restricted emergencies beyond the scope of both Parties’ reasonable control, thus either party cannot perform part or all of the obligations stipulated in this agreement. This should be promptly notified to the other party. The party affected by force majeure shall be exempt from liability within the scope of effect of the force majeure. If the force majeure lasts for more than fifteen days, either party may notify the other party to terminate the agreement in writing.

Article 9 Applicable law and dispute resolution

9.1	The validity, interpretation, modification, execution, and resolution of dispute arising from, this agreement shall be governed by the laws of the People’s Republic of China.

9.2	Any dispute arising from this agreement shall be settled through consultation between the Parties. If the negotiation does not work, the dispute shall be submitted for adjudication by the People’s Court having jurisdiction for ruling in the place where the defendant has his domicile.

Article 10 Liability for breach of contract

10.1	Unless otherwise stipulated in this agreement, any party who breaches this agreement shall indemnify the other party for its direct losses, including but not limited to loss caused by an administrative penalty. Neither party shall be liable for any consequential losses, including but not limited to personal injury, loss of profits, loss of revenue and interruption of business.

10.2	The liability for damages stipulated in this agreement which shall be borne by Party A to Party B includes that Party A shall compensate Party B for all losses caused to Party B arising from Party A’s breach of the agreement within five working days after receiving a notice from Party B. Otherwise Party B has the right to directly deduct from the fund associated with the Alipay membership number under Party A’s name. If the balance associated with the Alipay membership number under Party A’ name is insufficient, Party A shall, within five days (including the fifth day) wire to Party B’s reserve accounts and authorize Party B to deduct directly from the fund until software service fees are settled. If Party A fails to settle the software service fees within five days, Party B has the right to deduct from the funds associated with all the Alipay membership numbers under Party A’s name and terminate or suspend all or part of the agreements signed by both Parties.

Article 11 Complete agreement

This agreement constitutes a complete agreement between Party A and Party B with respect to the relevant service under this agreement. This agreement shall replace all the oral and written (mail, fax, etc.) agreements previously reached by both Parties. Any modification or supplement to this agreement shall be agreed upon in a supplementary agreement sealed by both Parties before it is legally effective.

Article 12 Notification and delivery

12.1	Unless otherwise stipulated in this agreement, the notice involved in this agreement shall be written in Chinese and delivered by personal service (including express mail service), registered letter, fax or email, Alipay in-station letter. All notices shall be sent to the contact person and at contact address at the beginning of this agreement if there is no prior written notice of change.

12.2	If any of the above information has changed, the party concerned shall notify the other party prior to the information change; otherwise the documents and materials that the other party has sent in accordance with the information recorded in this agreement shall be valid.

Article 13 Transferability

Without the prior written consent of the other party, neither party shall transfer or assign any rights and obligations under this agreement.

Article 14 Other provisions

14.1	If Party A has a registered Alipay account prior to the effective date of this agreement, to comply with the regulator requirements, Party A agrees that, as of the effective date of this agreement, Party B has the right to cancel Party A’s registered Alipay account with Party B and provides Party A an Alipay membership number with the same login account, password, etc. as the original Alipay account for Party A’s use of Alipay service. Party A shall withdraw all the balance from the Alipay account per Party B’s request before Party B cancels the Alipay account. If there is still remaining balance when Party B cancels Party A’s Alipay account, Party B has the right to cash out the balance in Party A’s account to the bank account designated by Party A for receiving payment. If there is no designated bank account for receiving payment, Party B has the right to cash out the balance to any bank account under Party A with Party B or otherwise manage the balance. Party B can cancel Party A’s Alipay account afterwards.

14.2	If there is inconsistency between the Alipay fund collecting service agreement signed by Party A before or after the effective date of this agreement with this agreement, after the confirmation of both Parties, this agreement shall prevail.

14.3	Party A covenants that its submitted information such as industry background, management content and Alipay service application scenario to Party B is true and effective and legally compliant. All legal responsibility arising from Party A’s violation of this covenant shall be borne by Party A alone and Party A shall compensate for losses caused to Party B. Accordingly, Party B has the right to unilaterally terminate this agreement or cease the provision of services for Party A agreed in this agreement.

14.4	If any provision of this agreement is declared invalid or unenforceable by a court, arbitration or other dispute resolution mechanism, such provision shall be deemed deleted from this agreement, and the other provisions of this agreement shall remain valid.

14.5	This agreement shall come into force, after both Parties sign the agreement, once Party B activating Party A’s Alipay membership number, finishing the system set up according to this agreement and commencing the service. The validity period is one year. This agreement will automatically renew at the end of each term for a further term of one year unless either party gives the other notice of termination by methods stipulated in this agreement one month before the expiration of each term.

14.6	If Party A is a financial institution or engages in financial services and Party A has signed relevant fund collecting agreements with Party B prior to this agreement, Party A confirms and agrees that: After the effectiveness of this agreement, the services provided under the original fund collecting agreements will be adjusted as follows:

14.6.1	No longer provide relevant payment services based on balance account (“Alipay account”).

14.6.2	Account balance will not be showed after logging to Alipay’s website.

14.6.3	Party A needs to use online banking channel or transfer to Party B’s customers’ reserve accounts to pay in advance (needs to subscribe out-of-website fund payment service afterwards) to process the payment.

14.6.4	No longer provide interfaces for account balance inquiry, account details inquiry and account details pages inquiry.

14.6.5	No longer provide benefit sharing function. The interface for account benefit sharing will be closed.

14.6.6	If there is inconsistency in terms of the service coverage between the prior fund collecting agreement with this agreement, this agreement shall prevail.

14.7	Where Party A confirms the agreement or a supplementary agreement by entering its Alipay membership password, such conduct shall have the same legal effect as that of Party A affixing an official seal.

14.8	This agreement is executed in four copies, with each Party holding two copies, having the same legal effect.

(No text below)

Party A:

Date:

Part B: Alipay.com Co., Ltd.

Date: